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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Consolidated Natural Gas Company on Form S-3 of our reports dated January 25, 2001, appearing in the Annual Report on Form 10-K of Consolidated Natural Gas Company for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
October 19, 2001